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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 30, 2000 (March 17, 2000)
Date of Report (Date of earliest event reported)

ELECTRONIC PROCESSING, INC.
(Exact name of Registrant as specified in its charter)

Missouri	0-22081	48-1056429
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

501 Kansas Avenue
Kansas City, KS 66105
(Address of principal executive offices)

(913) 621-9500
(Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits.

    (a) and (b)   Financial Statements and Pro Forma Financial Statements.

    On March 17, 2000, the Registrant acquired certain assets from PHiTECH, Inc. ("PHiTECH") of San Francisco, California. The aggregate purchase price for PHiTECH was $6,111,585, of which $5,314,356 was paid in cash and $797,229 is deferred and is payable over 49 months, beginning the 13th month after the date of acquisition. See Note 3 of the Notes to Financial Statements included with the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, for additional information concerning this acquisition.

    The following financial statements for the acquired business are filed with this Amendment:

    1.  PHiTECH, Inc. Accountants' Report and Financial Statements as of December 31, 1999.

    2.  Pro Forma Condensed Combined Balance Sheet as of December 31, 1999.

    3.  Pro Forma Condensed Combined Income Statement for the year ended December 31, 1999.

    4.  Notes to Pro Forma Condensed Combined Financial Information.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC PROCESSING, INC.
Date: May 26, 2000
	By:	/s/ TOM W. OLOFSON
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director

2

PHiTECH, Inc.
Accountants' Report and Financial Statements
December 31, 1999

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PHiTECH, INC.
DECEMBER 31, 1999
CONTENTS

Independent Accountants' Report

Board of Directors
PHiTECH, INC.
San Francisco, California

    We have audited the accompanying balance sheet of PHiTECH, INC. as of December 31, 1999, and the related statements of income, changes in stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PHiTECH, INC. as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Kansas City, Missouri
April 27, 2000

PHiTECH, INC.
BALANCE SHEET
DECEMBER 31, 1999

ASSETS

CURRENT ASSETS
Cash	$127,754
Accounts receivable, less allowance for doubtful accounts of $26,010	447,420
Prepaid expenses	23,800

Total Current Assets	598,974

PROPERTY AND EQUIPMENT
Computer equipment	127,626
Office equipment	21,128
Automobiles	9,288

158,042
Less accumulated depreciation	87,831

70,211

$669,185

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$96,880
Capital lease obligation	16,053
Customer deposits	249,350
Deferred revenue	554,623
Payable to stockholder	1,072,824

Total Current Liabilities	1,989,730

DEFERRED REVENUE	129,600

CAPITAL LEASE OBLIGATION, Net of current portion	24,587
STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, no par value; 1,000,000 shares authorized, 200,000 issued and outstanding	193,010
Accumulated deficit	(1,667,742)

(1,474,732)

$669,185

See Notes to Financial Statements

PHiTECH, INC.
STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 1999

OPERATING REVENUES	$2,036,926

COST OF REVENUES
Development and support	714,500
Depreciation and amortization	25,086

739,586

GROSS PROFIT	1,297,340

OPERATING EXPENSES
General and administrative	871,711
Depreciation and amortization	1,439

873,150

INCOME FROM OPERATIONS	424,190
INTEREST EXPENSE	60,369

NET INCOME	$363,821

NET INCOME PER SHARE INFORMATION
Basic and diluted	$1.82

See Notes to Financial Statements

PHiTECH, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
YEAR ENDED DECEMBER 31, 1999

	Total	Common Stock	Accumulated Deficit

BALANCE (DEFICIT), JANUARY 1, 1999	$(1,838,553)	$193,010	$(2,031,563)
Net income	363,821		363,821

BALANCE (DEFICIT), DECEMBER 31, 1999	$(1,474,732)	$193,010	$(1,667,742)

See Notes to Financial Statements

PHiTECH, INC.
STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1999

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$363,821
Items not requiring (providing) cash:
Depreciation and amortization	26,525
Provision for doubtful accounts	26,010
Capitalized interest on shareholder note payable	49,810
Changes in:
Accounts receivable	(203,236)
Prepaid expenses	(16,234)
Accounts payable and accrued expenses	(64,414)
Customer deposits	249,350
Deferred revenue	(29,438)

Net cash provided by operating activities	402,194

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(41,318)

Net cash used in investing activities	(41,318)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments under capital lease	(9,693)
Payment under line of credit agreement	(40,000)
Payment on loan from stockholder	(160,000)
Payment of checks issued in excess of available balance	(23,429)

Net cash used in financing activities	(233,122)

INCREASE IN CASH	127,754
CASH, BEGINNING OF YEAR	0

CASH, END OF YEAR	$127,754

ADDITIONAL CASH FLOW INFORMATION
Noncash Investing and Financing Activities
Computer equipment acquired under capital lease	$50,333

Additional Cash Payment Information
Interest paid	$6,829

See Notes to Financial Statements

PHiTECH, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 1999

NOTE 1:  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

    PHiTECH, Inc. (the "Company") is a middleware and applications software company engaged in developing, marketing, and supporting its products in the financial, retail, e-commerce and telecommunications markets. The Company operates in a single segment and has concentrated its efforts in the telecommunications marketplace with intelligent switch and enhanced services technologies and has built a worldwide customer base consisting of major banks, financial institutions, retail payment processors, and telecommunications companies.

    The Company's current DataExpress product is designated to secure, format and automatically route data in a fault tolerant environment over the internet and private networks using a variety of web-based and legacy communications protocols. The Company also provides value-added services including systems integration, consulting and user education.

    On March 17, 2000, the Company sold substantially all of its assets for cash, a note and assumption of substantially all liabilities including amounts due the principal stockholder (see Note 8).

Revenue Recognition

    The Company's revenues are derived nearly exclusively from its principal software product, DataExpress. Licensing fees are recorded as revenue following delivery, installation and training. Consulting revenue is recognized in the period in which the services are performed. Maintenance fees are collected in advance and recognized as revenue in the period earned. Enhancement revenue, representing product enhancements for customers under separate contractual arrangements, is recognized using the percentage of completion method of accounting. These contractual agreements are negotiated individually and usually include a fixed fee arrangement. The Company periodically evaluates its progress on each contract and provides for losses, if any, at the time estimated costs to complete a project exceed expected revenues.

Software Development Costs

    Certain internal software development costs incurred in the creation of computer software products are capitalized once technological feasibility has been established. Prior to the completion of a detail program design or working model, development costs are expensed. Capitalized costs are amortized based on estimated current and future revenue for each product with an annual minimum equal to the straight-line amortization over the remaining estimated economic life of the product, not to exceed five years.

    The Company's current product, DataExpress, was initially developed and capitalized through 1993. The costs of initial development are fully amortized and were removed from the records of the Company in prior periods. The Company expenses the cost of annual enhancements and maintenance releases as incurred.

Research and Development Costs

    Research and development costs are charged to operations when incurred and are included in cost of revenues. The Company is currently in the process of developing a new Java TM based product that will be offered as a library of reusable software components that can be integrated into third-party systems and as a finished application intended to complement DataExpress. Technological feasibility of this product has not yet been established, so the costs related to this product have been expensed as incurred. The amount of research and development expenses related to this product in 1999 amounted to approximately $190,000.

Property and Equipment

    Property and equipment are depreciated on an accelerated basis over the estimated useful life of each asset.

Income Taxes

    The Company's stockholders have elected to have the Company's income taxed as an "S" Corporation under provisions of the Internal Revenue Code and a similar section of the state income tax law; therefore, taxable income or loss is reported to the individual stockholders for inclusion in their respective tax returns. No provision for federal and state income taxes is included in these statements.

Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Net Income Per Share

    The Company had a single class of common stock outstanding during all of 1999. The Company has no dilutive instruments outstanding and there were no purchases or sales of stock during the year. Net income per share has been computed based on the number of shares of common stock outstanding during the year.

NOTE 2:  NOTES PAYABLE

    The Company has a revolving line of credit agreement with a bank with a maturity date of October 2000. The agreement is secured by the personal guarantee of the Company's principal stockholder and marketable securities owned by the stockholder. There was no balance outstanding under this obligation as of December 31, 1999.

NOTE 3:  CAPITAL LEASES

    The Company leases certain computer equipment under capital leases expiring in 2002. Aggregate annual payments on capital lease obligations at December 31, 1999 are as follows:

2000	$20,034
2001	20,034
2002	6,678

46,746
Less amount representing interest	6,106

Present value of future minimum lease payments	40,640
Less current maturities	16,053

Noncurrent portion	$24,587

Property and equipment include the following property acquired under capital leases:

Computer equipment	$50,333
Less accumulated depreciation	11,185

$39,148

NOTE 4:  OPERATING LEASE

    The Company has a noncancellable operating lease for office space, which expires in September 2001. The lease requires the Company to pay all executory costs including property taxes, utilities, maintenance and insurance. The Company has the right to renew the lease for another five-year term under the same terms and conditions.

    Future minimum lease payments as of December 31, 1999 are as follows:

2000	$84,189
2001	88,381
2002	84,539

$257,109

    Rental expense under this lease amounted to $79,997 in 1999.

NOTE 5:  SIGNIFICANT CUSTOMER

    The Company's revenues are derived principally from the licensing of software and providing services to a relatively small number of customers. During 1999, revenues derived from one customer aggregated 31% of total revenues. Amounts receivable from this customer at December 31, 1999 totaled $92,295.

NOTE 6:  RELATED PARTY TRANSACTIONS AND PAYABLE TO STOCKHOLDER

    The Company has various arrangements with the Company's principal stockholder. The following schedule summarizes these arrangements and the amounts due to this stockholder as of December 31, 1999:

Notes payable	$335,000
Accrued interest	319,365
Accrued compensation	418,459

$1,072,824

    The notes payable represent a series of revolving lines of credit between the Company and the stockholder. These notes are secured by substantially all of the business assets of the Company. The notes originated between 1991 and 1993, have current contractual maturity dates through October 2000, and carry a fixed interest rate of 12%. Interest expense accrued but not paid on these obligations during 1999 amounted to $49,810. The fair value of notes payable to stockholders approximates the carrying value.

    Accrued compensation due to the stockholder represents compensation earned in periods prior to January 1, 1999. The stockholder has agreed to defer payment until the Company has available cash resources.

NOTE 7:  PROFIT SHARING PLAN

    The Company has a 401(k) plan covering all qualified employees. The Company makes discretionary matches of up to 50% of the first 15% of employee contributions to a limit of 6% of the employee's compensation. The Company also has the option of making discretionary contributions. Employees are fully vested in employer contributions after six years. Contributions amounted to $17,653 for the year ended December 31, 1999.

NOTE 8:  SUBSEQUENT EVENT

    On March 17, 2000, the Company sold substantially all of its net assets to Electronic Processing Inc. ("EPI") for cash, a note and assumption of substantially all of the Company's liabilities, including amounts due to the principal stockholder.

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ELECTRONIC PROCESSING, INC.
PRO FORMA FINANCIAL INFORMATION
(Unaudited)

ELECTRONIC PROCESSING, INC.
PRO FORMA CONDENSED COMBINING BALANCE SHEET
December 31, 1999
(Unaudited)

	Electronic Processing Inc.	PHiTECH Inc.	Combined	Pro forma Adjustments		Pro forma Consolidated
CURRENT ASSETS
Cash and cash equivalents	$1,642,848	$127,754	$1,770,602	$(1,546,584)	1.a.,c.
				(224,018)	1.d.
Short-term investments	3,850,000		3,850,000	(3,850,000)	1.a.
Accounts receivable, trade, net of
allowance for doubtful accounts	1,954,806	447,420	2,402,226			$2,402,226
Other	360,753	23,800	384,553			384,553

	7,808,407	598,974	8,407,381	(5,620,602)		2,786,779
PROPERTY AND EQUIPMENT, net	6,309,520	70,211	6,379,731	(5,323)	1.a.	6,374,408
SOFTWARE DEVELOPMENT COSTS, net	2,252,917		2,252,917	361,695	1.a.	2,614,612
OTHER ASSETS
Excess of cost over fair value of net assets acquired	9,599,893		9,599,893	5,898,060	1.a.	15,497,953
Other	251,417		251,417	50,000	1.a.	301,417

TOTAL ASSETS	$26,222,154	$669,185	$26,891,339	$683,830		$27,575,169

CURRENT LIABILITIES
Current maturities of long-term debt	$42,406	$16,053	$58,459			$58,459
Accounts payable and accrued expenses	1,351,147	96,880	1,448,027	$(23,013)	1.a.,c.	1,425,014
Other	2,067,566	803,973	2,871,539			2,871,539

	3,461,119	916,906	4,378,025	(23,013)		4,355,012
LONG TERM DEBT	66,894	1,097,411	1,164,305	797,229	1.a.	984,171
				95,460	1.a.,b.
				(1,072,823)	1.a.,c.
DEFERRED REVENUE	1,176,458	129,600	1,306,058			1,306,058
DEFERRED INCOME TAXES	592,700		592,700			592,700
STOCKHOLDERS' EQUITY	20,924,983	(1,474,732)	19,450,251	1,474,732	1.a.	20,337,228
				(224,018)	1.d.
				(363,737)	1.a.

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$26,222,154	$669,185	$26,891,339	$683,830		$27,575,169

ELECTRONIC PROCESSING, INC.
PRO FORMA CONDENSED COMBINING STATEMENT OF INCOME
Year ended December 31, 1999
(Unaudited)

	Electronic Processing Inc.	PHiTECH Inc.	Combined	Pro forma Adjustments		Pro forma Consolidated
OPERATING REVENUES	$14,820,400	$2,036,926	$16,857,326			$16,857,326
OPERATING EXPENSES
General and administrative	9,902,506	1,586,211	11,488,717			11,488,717
Depreciation and amortization	2,381,732	26,525	2,408,257	$625,132	2.c.	3,033,389
Acquisition-related expenses	315,197		315,197			315,197
Loss on disposal of computer equipment	230,069		230,069			230,069

	12,829,504	1,612,736	14,442,240	625,132		15,067,372

INCOME (LOSS) FROM OPERATIONS	1,990,896	424,190	2,415,086	(625,132)		1,789,954
OTHER INCOME (EXPENSE)	449,094	(60,369)	388,725	(296,458)	2.e.	92,267

INCOME (LOSS) BEFORE INCOME TAXES	2,439,990	363,821	2,803,811	(921,590)		1,882,221
INCOME TAX PROVISION (BENEFIT)	944,000		944,000	(356,551)	2.f.	728,207
				140,758	2.b.

NET INCOME (LOSS)	$1,495,990	$363,821	$1,859,811	$(705,797)		$1,154,014

NET INCOME PER COMMON SHARE
Basic	0.32					0.25

Diluted	0.31					0.24

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	4,636,822					4,636,822

Diluted	4,780,810					4,780,810

ELECTRONIC PROCESSING, INC.

NOTES TO PRO FORMA CONDENSED COMBINING

FINANCIAL STATEMENTS

(Unaudited)

    On March 3, 2000, the Company entered into an asset purchase agreement with PHiTECH, Inc., ("PHiTECH"), for cash and the issuance of a long-term obligation. Certain of the cash paid was applied directly to the payment of certain of PHiTECH's liabilities. This transaction was closed on March 17, 2000.

1.
The pro forma condensed combining balance sheet of the Company and PHiTECH as of December 31, 1999 has been prepared as if these transactions occurred on December 31, 1999 in accordance with the following assumptions:

a.
The transaction is accounted for utilizing the purchase method of accounting whereby the net assets acquired and liabilities assumed are adjusted to their fair values. The components of the transaction assumed in the pro forma condensed combining balance sheet are as follows:

Cash paid, including direct costs of $56,074		$5,492,043
Present value of $1,000,000 obligation, discounted at 9%		797,229

Present value of consideration given		6,289,272
Less fair value of net assets acquired
Historical negative book value of PHiTECH	$(1,474,732)
Liabilities paid concurrent with acquisition	1,095,835

Negative historical book value of net assets acquired	(378,897)
Adjustments to reflect fair value of assets acquired
In-process research and development	363,737
Computer equipment	(5,323)
Software development costs	361,695
Noncompete agreement	50,000	391,212

		$5,898,060

  b.
  The acquisition will be financed from the Company's cash resources with any shortfall being funded with borrowings on the Company's line of credit.

  c.
  As a part of the purchase agreement, the Company agreed to pay PHiTECH's accrued payroll, vacation, certain accounts payable, and notes payable to a bank and to PHiTECH's principal shareholder. Payment of these liabilities aggregating $1,095,835 is assumed to have occurred on December 31, 1999.

  d.
  The Company incurred certain non-direct costs related to the acquisition of PHiTECH. These costs were expensed as incurred, in accordance with generally accepted accounting principles related to the purchase method of accounting.

2.
The pro forma condensed statement of operations have been prepared in accordance with the following assumptions:

a.
The acquisition occurs on January 1, 1999 and is accounted for using the purchase method of accounting. Accordingly, the operations of PHiTECH are included in the pro forma consolidated results of operations from January 1, 1999 forward.

  b.
  Income taxes on the 1999 results of operations for PHiTECH, an S-Corporation, have been calculated using the Company's effective 1999 tax rate of 38.7%.

  c.
  The net change in amortization expense is comprised of the following:
Amortization expense of excess of cost over fair value of net assets acquired	$612,632
Amortization expense of the non-compete agreement	12,500

Increase in amortization expense	$625,132

      •   The excess of cost over fair value of net assets acquired is being amortized using the straight-line method over ten years.

      •   The non-compete agreement is being amortized using the straight-line method over four years.

  d.
  The Company incurred non-direct costs related to the acquisition of PHiTECH in the amount of $224,018. In addition, $363,737 of the acquisition price was allocated to In-process Research and Development Costs.

  e.
  Interest income has been reduced in proportion to the decrease in cash and investments resulting from the purchase. Interest expense has been increased for the accretion of the discount on the $1,000,000 obligation incurred with the acquisition.

    Interest expense of PHiTECH has been eliminated due to the notes payable to a bank and PHiTECH's principal shareholder being paid-off by the Company as of the acquisition date.

  f.
  The income tax effect of these adjustments is calculated using the Company's effective 1999 income tax rate of 38.7%.

The pro forma condensed combining financial statements, which have been prepared by the Company's management based upon the historical financial statements of the Company and PHiTECH, INC. should be read in conjunction with the accompanying audited financial statements and notes thereto of PHiTECH, Inc. contained elsewhere in this document. The pro forma condensed combining financial statements are not necessarily indicative of the financial position or the results of operations of the combined entities as they may be in the future or as they might have been if the proposed transaction had been in effect on the dates indicated.

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SIGNATURES
PHiTECH, INC. DECEMBER 31, 1999 CONTENTS
PHiTECH, INC. BALANCE SHEET DECEMBER 31, 1999
ASSETS
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
PHiTECH, INC. STATEMENT OF INCOME YEAR ENDED DECEMBER 31, 1999
PHiTECH, INC. STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) YEAR ENDED DECEMBER 31, 1999
PHiTECH, INC. STATEMENT OF CASH FLOWS YEAR ENDED DECEMBER 31, 1999
ELECTRONIC PROCESSING, INC. PRO FORMA CONDENSED COMBINING BALANCE SHEET December 31, 1999 (Unaudited)
ELECTRONIC PROCESSING, INC. PRO FORMA CONDENSED COMBINING STATEMENT OF INCOME Year ended December 31, 1999 (Unaudited)